Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

CFH REALTY II/LAS COLINAS COMMONS, L.P.
AS SELLER

AND

HARVARD PROPERTY TRUST, LLC
d/b/a BEHRINGER HARVARD FUNDS
AS PURCHASER

DATED DECEMBER 18, 2006

TABLE OF CONTENTS

		Page No.

	ARTICLE 1
	BASIC INFORMATION

1.1	Certain Basic Terms	1
1.2	Closing Costs	2
1.3	Notice Addresses:	3

	ARTICLE 2
	PROPERTY

2.1	Property	4

	ARTICLE 3
	EARNEST MONEY

3.1	Deposit and Investment of Earnest Money	5
3.2	Independent Consideration	5
3.3	Form; Failure to Deposit	5
3.4	Disposition of Earnest Money	5

	ARTICLE 4
	DUE DILIGENCE

4.1	Due Diligence Materials To Be Delivered	6
4.2	Physical Due Diligence	6
4.3	Financial Reporting	7
4.4	Due Diligence/Termination Right	7
4.5	Return of Documents and Reports	7
4.6	Service Contracts	7
4.7	Proprietary Information; Confidentiality	8
4.8	No Representation or Warranty by Seller	8
4.9	Purchaser’s Responsibilities	8
4.10	Purchaser’s Agreement to Indemnify	9
4.11	Environmental Studies; Seller’s Right to Terminate	9

	ARTICLE 5
	TITLE AND SURVEY

5.1	Title Commitment	9
5.2	Updated Survey	9
5.3	Title Review	9
5.4	Delivery of Title Policy at Closing	10

	ARTICLE 6
	OPERATIONS AND RISK OF LOSS

6.1	Ongoing Operations	10
6.2	Damage	11
6.3	Condemnation	12

i

	ARTICLE 7
	CLOSING

7.1	Closing	12
7.2	Conditions to Parties’ Obligation to Close	12
7.3	Seller’s Deliveries in Escrow	13
7.4	Purchaser’s Deliveries in Escrow	14
7.5	Closing Statements	15
7.6	Purchase Price	15
7.7	Possession	15
7.8	Delivery of Books and Records	15
7.9	Notice to Tenants	15

	ARTICLE 8
	PRORATIONS, DEPOSITS, COMMISSIONS

8.1	Prorations	15
8.2	Leasing Costs	17
8.3	Closing Costs	17
8.4	Final Adjustment After Closing	17
8.5	Tenant Deposits	17
8.6	Commissions	17

	ARTICLE 9
	REPRESENTATIONS AND WARRANTIES

9.1	Seller’s Representations and Warranties	18
9.2	Purchaser’s Representations and Warranties	19
9.3	Survival of Representations and Warranties	19

	ARTICLE 10
	DEFAULT AND REMEDIES

10.1	Seller’s Remedies	20
10.2	Purchaser’s Remedies	20
10.3	Attorneys’ Fees	21
10.4	Other Expenses	21

	ARTICLE 11
	DISCLAIMERS, RELEASE AND INDEMNITY

11.1	Disclaimers By Seller	21
11.2	Sale “As Is, Where Is”	22
11.3	Seller Released from Liability	22
11.4	“Hazardous Materials” Defined	23
11.5	Indemnity	23
11.6	Survival	23

	ARTICLE 12
	MISCELLANEOUS

12.1	Parties Bound; Assignment	23
12.2	Headings	24
12.3	Invalidity and Waiver	24

12.4	Governing Law	24
12.5	Survival	24
12.6	Entirety and Amendments	24
12.7	Time	24
12.8	Confidentiality	24
12.9	No Electronic Transactions	25
12.10	Notices	25
12.11	Construction	25
12.12	Calculation of Time Periods; Business Day	25
12.13	Execution in Counterparts	25
12.14	No Recordation	25
12.15	Further Assurances	26
12.16	Discharge of Obligations	26
12.17	ERISA	26
12.18	No Third Party Beneficiary	26
12.19	Reporting Person	26
12.20	Mandatory Arbitration	26
12.21	Upfront Fees	26

LIST OF DEFINED TERMS

Page No.

AAA	I-1
Affiliate	24
Agreement	1
Assignment	13
Association Estoppel	14
Broker	2
Business Day	26
Cash Bonus	27
Casualty Notice	11
CERCLA	23
Closing	12
Closing Date	2
Code	19
Confidentiality Obligations	25
Confidentiality Regulation	25
Due Diligence Termination Notice	7
Earnest Money	1
Effective Date	2
ERISA	15
Escrow Agent	2
Estoppel Return Date	14
Estoppels	14
Exception Documents	10
Hazardous Materials	23
Improvements	4
Independent Consideration	5
Initiating Party	I-1
Inspection Period	2
Intangible Personal Property	5
Land	4
Leases	4
Leasing Costs	17
License Agreements	5
Material Damage	12
Materially Damaged	12
Matheson	17
OFAC	19
Oil Lease	27
Permitted Exceptions	10
Permitted Outside Parties	8
Plan	19
Property	4
Property Information	6
Property Information Delivery Date	2
Purchase Price	1
Purchaser	1

Real Property	4
Report	7
Reports	7
Seller	1
Seller’s Representatives	20
Service Contracts	4
Survey	10
Survey Delivery Date	2
Tangible Personal Property	4
Taxes	16
Tenant Estoppel	14
Tenant Estoppel Condition	14
Tenant Receivables	16
Title and Survey Review Period	2
Title Commitment	9
Title Commitment Delivery Date	2
Title Company	1
Title Policy	10
to Seller’s knowledge	20
to the best of Seller’s knowledge	20
Unbilled Tenant Receivables	16
Uncollected Delinquent Tenant Receivables	17

v

PURCHASE AND SALE AGREEMENT

Las Colinas Commons, Irving, Texas

This Purchase and Sale Agreement (this “Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A.            Defined terms are indicated by initial capital letters.  Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.            Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

ARTICLE 1

BASIC INFORMATION

1.1           Certain Basic Terms.  The following defined terms shall have the meanings set forth below:

1.1.1	Seller:	CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership

1.1.2	Purchaser:	HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds

1.1.3	Purchase Price:	$15,922,900

1.1.4	Earnest Money:	$1,000,000 (the “Earnest Money”), including interest thereon, to be deposited in accordance with Section 3.1 below.

1.1.5	Title Company:

LandAmerica/Commonwealth Title of Dallas
2100 McKinney Avenue, Suite 1515
Dallas, Texas 75201
Attn.: Beverly Griese
Telephone number: 214.855.8400
Facsimile number: 214.754.9066
E-mail: bgriese@landam.com

1.1.6	Escrow Agent:

LandAmerica/Commonwealth Title of Dallas
2100 McKinney Avenue, Suite 1515
Dallas, Texas 75201
Attn.: Beverly Griese
Telephone number: 214.855.8400
Facsimile number: 214.754.9066
E-mail: bgriese@landam.com

1.1.7	Broker:	CB Richard Ellis, Inc.

1.1.8	Effective Date:

The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement. If the execution date is left blank by either Purchaser or Seller, the Effective Date shall be the execution date inserted by the other party.

1.1.9	Property Information Delivery Date:	The date which is two (2) Business Days after the Effective Date.

1.1.10	Title Commitment Delivery Date:	The date which is two (2) Business Days after the Effective Date.

1.1.11	Survey Delivery Date:	The date which is fifteen (15) days after the Effective Date.

1.1.12	Title and Survey Review Period:

The period ending ten (10) days after Purchaser’s receipt of the initial Title Commitment and the Exception Documents, but in any event beginning no earlier than the Effective Date and ending no later than the expiration of the Inspection Period.

1.1.13	Inspection Period:	The period ending on December 1, 2006.

1.1.14	Closing Date:	December 20, 2006.

1.2           Closing Costs.  Closing costs shall be allocated and paid as follows:

COST	RESPONSIBLE PARTY

Title Commitment required to be delivered pursuant to Section 5.1	Seller

Premium for standard form Title Policy required to be delivered pursuant to Section 5.4	Seller

Premium for any upgrade of Title Policy for extended or additional coverage and any endorsements to the Title Policy desired by Purchaser, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges

Purchaser

Costs of Survey	Seller

Costs of any revisions, modifications or recertifications to the Survey requested by Purchaser	Purchaser

Costs for UCC Searches	Purchaser

Recording fees for Deed	Seller

All other recording fees	Purchaser

Any deed taxes, documentary stamps, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments	Purchaser

Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	Purchaser ½ Seller ½

Real Estate Sales Commission to Broker	Seller

All other closing costs, expenses, charges and fees	By party incurring same

1.3           Notice Addresses:

Purchaser:

Harvard Property Trust, LLC
c/o Behringer Harvard Funds
15601 Dallas Parkway, Suite 600
Dallas, Texas 75001
Attention: Joe Jernigan
Telephone: 866.655.3600
Facsimile: 866.655.3610
E-mail: jjernigan@bhfunds.com

	Copy to:	Powell Coleman & Arnold LLP 8080 N. Central Expressway Suite 1380 Dallas, TX 75206-1846 Attention: Patrick Arnold Telephone: 214.890.7108 Facsimile: 214.373.8768 E-mail: parnold@psclaw.com

Seller:

CFH Realty II/Las Colinas Commons, L.P.
c/o Crow Holdings
2100 McKinney Avenue, Suite 700
Dallas, Texas 75201
Attention: Coe Juracek
Telephone: 214.661.8116
Facsimile: 214.661.8041
E-mail: cjuracek@crowholdings.com

	Copy to:	Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201 Attention: Paul A. Martin Telephone:214.220.7875 Facsimile: 214.999.7875 E-mail: pmartin@velaw.com

ARTICLE 2

PROPERTY

2.1           Property.  Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):

2.1.1        Real Property.  The land located at 1525, 1555 and 1621 West Walnut Hill, Irving, Texas, more commonly known as Las Colinas Commons as more particularly described in Exhibit A hereto (the “Land”), together with (a) all improvements located thereon, but expressly excluding improvements and structures owned by any tenant or other third party (“Improvements”), (b) all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (c) all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (collectively, the “Real Property”).

2.1.2        Leases.  All of Seller’s right, title and interest in all leases of the Real Property (other than License Agreements), including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the “Leases”).

2.1.3        Tangible Personal Property.  All of Seller’s right, title and interest in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any items of personal property owned or leased by Seller’s property manager or tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the “Tangible Personal Property”).

2.1.4        Intangible Personal Property.  All of Seller’s right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation:  all trade names and trade marks associated with the Real Property and the Improvements, including Seller’s rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable without cost to Seller); contract rights related to the operation, ownership or management of the Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including Leases or License Agreements (collectively, the “Service Contracts”) (but only to the extent assignable without cost to Seller and Seller’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties (to the extent assignable without cost to Seller); governmental permits, approvals and licenses, if any (to the extent assignable without cost to Seller); and telephone exchange numbers (to the extent assignable without cost to Seller (all of the items described in this Section 2.1.4 collectively referred to as the “Intangible Personal Property”).  Tangible Personal Property and Intangible Personal Property shall not include (a) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, (b) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement, and (c) any trade name, mark or other identifying material that includes the name “Trammell Crow” or the name “Crow Holdings” or any derivative thereof.

2.1.5        License Agreements.  All of Seller’s right, title and interest in and to all agreements (other than Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Real Property and generate income to Seller as the owner of the Real Property, including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the “License Agreements”).

ARTICLE 3

EARNEST MONEY

3.1           Deposit and Investment of Earnest Money.  Within three Business Days after the Effective Date, Purchaser shall deposit the Earnest Money with Escrow Agent.  Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made.  Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

3.2           Independent Consideration.  Upon the Effective Date hereof, Purchaser shall deliver to Seller a check in the amount of $100 which amount the parties acknowledge and agree has been bargained for and agreed to as independent consideration for Seller’s execution and delivery of this Agreement (“Independent Consideration”).  The Independent Consideration is in addition to and independent of any other consideration or payment provided in this Agreement and is nonrefundable in all events.

3.3           Form; Failure to Deposit.  The Earnest Money shall be in the form of a certified or cashier’s check or the wire transfer to Escrow Agent of immediately available U.S. federal funds.  If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be immediately delivered to Seller and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

3.4           Disposition of Earnest Money.  The Earnest Money shall be applied as a credit to the Purchase Price at Closing.  However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.3, Escrow Agent shall pay the entire Earnest Money to Purchaser one Business Day following Escrow Agent’s receipt of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one Business Day).  No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to Section 4.3.  In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than pursuant to Section 4.3, Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth Business Day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money.  In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited.  All attorneys’ fees and costs and Escrow Agent’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

ARTICLE 4

DUE DILIGENCE

4.1           Due Diligence Materials To Be Delivered.  Seller has provided Purchaser with certain requested due diligence items (the “Property Information”).  Following the expiration of the Inspection Period, Purchaser shall have no right to terminate this Agreement based on the Property Information (or the lack of the Property Information).  Notwithstanding the foregoing, in the event that Purchaser requires additional Property Information, Seller agrees to cooperate with Purchaser in obtaining such information whether in the possession of Seller or Seller’s property management company or under Seller’s control.  Purchaser agrees to reimburse Seller for reasonable expenses incurred in obtaining any requested additional Property Information.

4.2           Physical Due Diligence.  Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Seller two full Business Days’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent (which consent may be given, withheld or conditioned in Seller’s sole discretion), (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser has in place and Purchaser shall cause its contractors, agents and representatives to deliver certificates of insurance evidencing that they have in place (and Purchaser and its contractors, agents and representatives shall maintain during the pendency of this Agreement) (1) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000) for bodily or personal injury or death, (2) property damage insurance in the amount of at least Two Million Dollars ($2,000,000), (3) contractual liability insurance with respect to Purchaser’s obligations hereunder, and (4) workers’ compensation insurance in accordance with applicable law, all covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall (A) name as additional insureds thereunder, except with respect to Workers’ Compensation Insurance, Seller and such other parties holding insurable interests as Seller may designate and (B) be written by a reputable insurance company having a rating of at least “A+:VII” by Best’s Rating Guide (or a comparable rating by a successor rating service), and (C) otherwise be subject to Seller’s prior approval, and (c) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 4.9 below.  Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests, which obligation shall survive the termination of this Agreement.  Subject to the provisions of Section 4.7 hereof, Purchaser or Purchaser’s representatives may communicate with any tenant; provided, however, Purchaser must contact Seller at least five full Business Days in advance by telephone to inform Seller of Purchaser’s intended communication with any tenant and to allow Seller the opportunity to participate in such communication if Seller desires.  Subject to the provisions of Section 4.7 hereof, Purchaser or Purchaser’s representatives may communicate with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least five full Business Days in advance by telephone to inform Seller of Purchaser’s intended communication with any governmental authority and to allow Seller the opportunity to participate in such communication if Seller desires.  As used in this Section, “communicate” and “communication” shall mean the initiation of, response to, or sharing or exchange of information, knowledge or messages, whether by oral, written or electronic methods or media, or by any other means for the purpose of knowingly subverting the provisions of this Section regarding Purchaser’s obligations to provide Seller with prior notice of such communication and Seller’s ability to participate in such communication.

4.3           Financial Reporting.  Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Purchaser and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X. Seller agrees to use reasonable efforts to cooperate with Purchaser’s auditors in the preparation by Purchaser of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence (a) Seller shall, during normal business hours, allow Purchaser’s auditors reasonable access to such books and records maintained by Seller (and Seller’s manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (b) Seller shall use reasonable efforts to provide to Purchaser such financial information and supporting documentation as are in the possession of Seller or Seller’s property management company and are necessary for Purchaser’s auditors to prepare audited financial statements; (c) Seller will make available for interview by Purchaser and Purchaser’s auditors the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (d) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser’s auditors with a copy of such audited financial statements.  If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing.  Purchaser shall reimburse Seller all reasonable costs incurred by Seller in connection with this Section 4.3.

4.4           Due Diligence/Termination Right.  Purchaser shall have through the last day of the Inspection Period in which (a) to examine, inspect, and investigate the Property Information and the Property and, in Purchaser’s sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, and (b) obtain all necessary internal approval.  Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the “Due Diligence Termination Notice”) on or before the last day of the Inspection Period and Purchaser shall receive the return of the Earnest Money pursuant to Section 3.4 hereof.  If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.3.

4.5           Return of Documents and Reports.  If the transaction contemplated herein does not close, Purchaser shall provide to Seller, within three Business Days following a written request from Seller therefor, copies of all third party reports, investigations and studies, other than economic analyses (collectively, the “Reports” and, individually, a “Report”) prepared for Purchaser in connection with its due diligence review of the Property, including, without limitation, any and all Reports involving structural or geological conditions, environmental, hazardous waste or hazardous substances contamination of the Property, if any.  The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto.  Purchaser’s obligation to deliver the Property Information and the Reports to Seller pursuant to the terms of this Section 4.5 shall survive the termination of this Agreement.

4.6           Service Contracts.  On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee, including, without limitation, the electrical contract for the Property.  Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed.  Purchaser must assume the obligations arising from and after the

Closing Date under those Service Contracts (a) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this Section 4.6, and (b) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.

4.7           Proprietary Information; Confidentiality.  Purchaser acknowledges that the Property Information is proprietary and confidential and has been and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property.  Purchaser shall not use the Property Information for any purpose other than as set forth in the preceding sentence.  Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser’s acquisition of the Property, including but not limited to Purchaser’s consultants, professionals, lenders, accountants, attorneys, partners, officers and employees, and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”).  Purchaser shall not divulge the contents of the Property Information and other information except in strict accordance with the confidentiality standards set forth in this Section 4.7.  In permitting Purchaser to review the Property Information or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.  Purchaser’s obligations under this Section 4.7 shall survive the termination of this Agreement, provided, however any duty of confidentiality set forth in this Agreement shall terminate if Purchaser acquires the Property.  Notwithstanding the foregoing, Purchaser shall be permitted to disclose such information that is published by Seller as public knowledge or otherwise available in the public domain and as may be recommended by Purchaser’s legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Purchaser, including any required disclosures to the Securities and Exchange Commission.

4.8           No Representation or Warranty by Seller.  Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Information or the source(s) thereof.  Purchaser further acknowledges that some if not all of the Property Information was prepared by third parties other than Seller.  Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Information, or in any other written or oral communications transmitted or made available to Purchaser unless otherwise set forth in this Agreement.  Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto.  Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Information and are providing the Property Information solely as an accommodation to Purchaser.

4.9           Purchaser’s Responsibilities.  In conducting any inspections, investigations or tests of the Property and/or Property Information, Purchaser and its agents and representatives shall:  (a) not disturb the tenants or interfere with their use of the Property pursuant to their respective Leases; (b) not interfere with the operation and maintenance of the Property; (c) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (d) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (e) comply with all applicable laws; (f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (h) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (i) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Information to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.7 above, or except as may be otherwise required by law.  Purchaser’s obligations under this Section 4.9 shall survive the termination of this Agreement.

4.10         Purchaser’s Agreement to Indemnify.  Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Purchaser’s inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.2, 4.7 and 4.9; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser’s actions do not aggravate any pre-existing liability of Seller.  Purchaser’s obligations under this Section 4.10 shall survive the termination of this Agreement and shall survive the Closing.

4.11         Environmental Studies; Seller’s Right to Terminate.  If the transaction contemplated herein does not close, Purchaser shall provide to Seller, within three Business Days following a written request from Seller therefor, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property.  Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports.  Notwithstanding Section 4.10 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller’s reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser’s actions do not aggravate any pre-existing liability of Seller.  In the event that such reports, tests or studies indicate the existence or reasonable potential existence of any contamination of any portion of the Property that is not disclosed in the Property Information and that is material (meaning that the reasonably estimated cost of remediation and/or other liability associated therewith, as determined by Seller’s environmental consultants, exceeds $150,000.00), then Seller may terminate this Agreement by giving written notice to Purchaser within ten Business Days after Purchaser has provided Seller with copies of such reports, tests or studies, whereupon the Earnest Money shall be returned to Purchaser, the parties shall have no further obligations hereunder except for obligations that expressly survive the termination hereof.

ARTICLE 5

TITLE AND SURVEY

5.1           Title Commitment.  Seller shall cause to be prepared and delivered to Purchaser on or before the Title Commitment Delivery Date:  (a) a current commitment for title insurance or preliminary title report (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price, with Purchaser as the proposed insured, and (b) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property (the “Exception Documents”).

5.2           Updated Survey.  Seller has previously delivered to Purchaser an updated survey (the “Survey”).  Purchaser may request such additional modifications or revisions, at Purchaser’s cost, to otherwise satisfy Purchaser’s objectives.

5.3           Title Review.  During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey.  Seller shall have no obligation to cure title objections except financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens.  Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser’s consent (if requested, such consent shall not be unreasonably withheld or delayed).  The term “Permitted Exceptions” shall mean:  the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period; real estate taxes not yet due and payable; rights of tenants under the Leases; rights of tenants or licensees under License Agreements; and any licensees under any Service Contracts not terminated as of Closing.

5.4           Delivery of Title Policy at Closing.  In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner’s title policy in accordance with the Title Commitment, insuring Purchaser’s fee simple title to the Real Property in the amount of the Purchase Price, subject only to the standard exceptions, modified as follows: (a) the exception for restrictive covenants shall either be deleted or shall list specific restrictions by recorded document; (b) the exception for ad valorem taxes shall reflect only taxes for the current year and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership, and shall be endorsed “not yet due and payable”; (c) there shall be no exception for “visible and apparent easements,” for “public or private roads” or the like; (d) there shall be no exception for “rights of parties in possession,” although there may be an exception for Leases or Licenses specifically described in the Title Policy; and (e) any reference to submitting claims under the Title Policy to arbitration shall be deleted, and exclusions from coverage contained in such policy and the Permitted Exceptions (the “Title Policy”), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

ARTICLE 6

OPERATIONS AND RISK OF LOSS

6.1           Ongoing Operations.  From the Effective Date through Closing:

6.1.1        Leases, Service Contracts and License Agreements.  Seller will perform its material obligations under the Leases, Service Contracts and License Agreements.

6.1.2        New Contracts.  Except as provided in Section 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than 30 days’ prior notice.

6.1.3        Maintenance of Improvements; Removal of Personal Property.  Subject to Sections 6.2 and 6.3, Seller shall maintain or cause the tenants under the Leases to maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller’s maintenance of the Improvements during Seller’s period of ownership.  Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

6.1.4        Leasing; License Agreements.  Seller will not amend or terminate any existing Lease or License Agreement or enter into any new Lease or new License Agreement without providing Purchaser (a) all relevant supporting documentation, as reasonably determined by Seller, including, without limitation, tenant financial information to the extent in Seller’s possession, and (b) as to any such amendment or termination of a Lease or License Agreement or new Lease or new License Agreement

which is to be executed after the expiration of the Inspection Period, Seller’s request for Purchaser’s approval.  If Purchaser’s consent is requested by Seller as to any amendment or termination of a Lease or License Agreement, or as to a new Lease or new License Agreement, Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease or License Agreement or new Lease or new License Agreement within three Business Days after Purchaser’s receipt of the items in Sections 6.1.4(a) and 6.1.4(b).  If Purchaser does not respond to Seller’s request within such time period, then Purchaser will be deemed to have approved such amendment, termination or new Lease or new License Agreement.  Purchaser’s approval rights and obligations will vary depending on whether the request for approval from Seller is delivered to Purchaser before or after the expiration of the Inspection Period, as follows:

(1)           With respect to a request for approval delivered by Seller to Purchaser before the expiration of the Inspection Period, Purchaser’s consent shall not be required.  Moreover, whether or not Purchaser consents to an amendment or termination of a Lease or License Agreement or the entering into of a new Lease or License Agreement, Seller may amend or terminate a Lease or License Agreement or enter into a new Lease or License Agreement at anytime prior to the expiration of the Inspection Period; however, if Purchaser does not consent to same or is not deemed to have approved same, and if Seller elects to amend or terminate a Lease or License Agreement or enter into a new Lease or License Agreement notwithstanding Purchaser’s failure to approve same, then Purchaser may, at the time Seller notifies Purchaser of the execution of said amendment, termination or new Lease or License Agreement, elect to terminate this Agreement and receive a return of the Earnest Money; provided that if Purchaser does not elect to terminate within five days after said notification from Seller, then Purchaser shall have waived its right to terminate pursuant to this Section 6.1.4.

(2)           With respect to a request for approval delivered by Seller to Purchaser after the expiration of the Inspection Period, Purchaser may withhold its consent in its reasonable discretion, and Seller may not amend or terminate a Lease or License Agreement or enter into a new Lease or new License Agreement without Purchaser’s written consent.

6.2           Damage.  If prior to Closing the Property is damaged by fire or other casualty,  Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller’s estimation (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty.

6.2.1        Material.  In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice to the other on or before the expiration of 30 days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty-day period to make such election and to obtain insurance settlement agreements with Seller’s insurers).  Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement.  If Purchaser does not terminate this Agreement within said 30-day period, then Purchaser shall be deemed to have waived its right to terminate under this Section 6.2.1 and the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller’s rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies (but the amount of the deductible plus insurance proceeds shall not exceed the lesser of (a) the cost of repair or (b) the Purchase Price and a pro rata share of the rental or business loss proceeds, if any).  For the purposes of this Agreement, “Material Damage” and “Materially Damaged” means damage which, in Seller’s reasonable estimation, exceeds $1,000,000 to repair.

6.2.2        Not Material.  If the Property is not Materially Damaged, then Purchaser shall not have the right to terminate this Agreement, and Seller shall, at its option, either (a)  repair the damage before the Closing in a manner reasonably satisfactory to Purchaser (and if necessary, Seller may extend the Closing Date up to 30 days to complete such repairs), or (b) credit Purchaser at Closing for the reasonable cost to complete the repair (in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs).

6.3           Condemnation.  If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten-day period to make such election), either:  (a) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (b) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter.  If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (b) above.

ARTICLE 7

CLOSING

7.1           Closing.  The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser).  Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller.  Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

7.2           Conditions to Parties’ Obligation to Close.  In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

7.2.1        Representations and Warranties.  The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date, except for (a) representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date, and (b) Seller’s representations and warranties under Section 9.1.2, which will be true and correct in all material respects as of the Effective Date;

7.2.2        Deliveries.  As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

7.2.3        Actions, Suits, etc.  There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.

So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), subject to any applicable notice and cure periods provided in Sections 10.1 and 10.2, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition.  In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

7.3           Seller’s Deliveries in Escrow.  As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

7.3.1        Deed.  A special warranty deed in the form of Exhibit B hereto in form acceptable for recordation under the law of the state where the Property is located and restating the provisions of Article 11 hereof and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller’s interest in the Real Property (the “Deed”);

7.3.2        Bill of Sale, Assignment and Assumption.  A Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of Exhibit C hereto (the “Assignment”), executed and acknowledged by Seller, vesting in Purchaser Seller’s right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

7.3.3        Conveyancing or Transfer Tax Forms or Returns.  Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

7.3.4        FIRPTA.  A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit D hereto executed by Seller;

7.3.5        Authority.  Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

7.3.6        Additional Documents.  Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement); and

7.3.7        Estoppel Certificates.

(i)            Seller shall make commercially reasonable efforts to obtain and deliver to Purchaser, no later than three (3) Business Days after the Effective Date (the “Estoppel Return Date”), a tenant estoppel certificate in substantially the form of Exhibit G attached hereto executed by each tenant at the Property; provided, however, the form of tenant estoppel certificate shall reflect appropriate changes thereto for any tenant that has specific requirements in its Lease regarding the form of the tenant estoppel certificate. An executed tenant estoppel certificate in the form of Exhibit G (as such form may be changed for any tenant that has specific requirements in its Lease regarding the form of the tenant estoppel certificate) is herein referred to as a “Tenant Estoppel”. Seller shall deliver each Tenant Estoppel to Purchaser (regardless of whether it complies with this Agreement) promptly following Seller’s receipt thereof. Notwithstanding anything contained herein to the contrary, it shall be a condition precedent to the obligation of Purchaser to consummate the transaction that is the subject of this Agreement that Seller deliver to Purchaser, on or before the Estoppel Return Date, Tenant Estoppels executed by (A) tenants occupying, in the aggregate, at least eighty-five percent (85%) of the leased square footage at the Property, and (B) each tenant that leases more than ten thousand (10,000) square feet at the Property (such condition being herein referred to as the “Tenant Estoppel Condition”).  In the event that Seller is unable to satisfy the Tenant Estoppel Condition by the Estoppel Return Date, Seller shall not be in default under this Agreement. However, if the Tenant Estoppel Condition is not fulfilled as of the Estoppel Return Date, then, for three (3) Business Days thereafter, Purchaser shall have the option either to (C) waive the Tenant Estoppel Condition, (D) extend the Closing Date for up to seven (7) days to allow Seller more time to obtain additional estoppel certificates; or (E) terminate this Agreement, in which event all of the Earnest Money shall be returned to Purchaser.  If Purchaser elects to extend the Closing Date pursuant to clause (D) of the preceding sentence and the Tenant Estoppel Condition is still not fulfilled on or before the expiration of the seven (7) day extension period, then Purchaser, as its sole and exclusive remedy, may elect one of the options set forth in clauses (C) and (E) of the preceding sentence.  Notwithstanding the foregoing, Seller has provided and Purchaser has approved tenant estoppel certificates for each of First Horizon, YMCA, ATX Technologies and Matheson (defined below).

(ii)           Seller has delivered and Purchaser has approved the estoppel certificate from The Las Colinas Association (the “Association Estoppel,” which, together with the Tenant Estoppel, shall be known as the “Estoppels”).  The Association Estoppel identified some deficiencies in the landscaping and exterior appearance at the Property, and the Purchase Price reflects a credit to Purchaser sufficient to remedy such deficiencies.

7.4           Purchaser’s Deliveries in Escrow.  As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

7.4.1        Bill of Sale, Assignment and Assumption.  The Assignment, executed and acknowledged by Purchaser;

7.4.2        ERISA Letter.  A letter to Seller in the form of Exhibit E hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

7.4.3        Conveyancing or Transfer Tax Forms or Returns.  Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of the Real Property;

7.4.4        Authority.  Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the underwriter for the Title Policy; and

7.4.5        Additional Documents.  Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

7.5           Closing Statements.  As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

7.6           Purchase Price.  At or before 1:00 p.m., Dallas, Texas time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

7.7           Possession.  Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

7.8           Delivery of Books and Records.  After the Closing, Seller shall deliver to the offices of Purchaser’s property manager or to the Real Property to the extent in Seller’s or its property manager’s possession or control:  Lease Files; License Agreements; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; all advertising materials; booklets; and keys.

7.9           Notice to Tenants.  Seller and Purchaser shall each execute, and Purchaser shall deliver to each tenant immediately after the Closing, a notice regarding the sale in substantially the form of Exhibit F hereto, or such other form as may be required by applicable state law.  This obligation on the part of Purchaser shall survive the Closing.

ARTICLE 8

PRORATIONS, DEPOSITS, COMMISSIONS

8.1           Prorations.  At Closing, the following items shall be prorated as of the Closing Date with all items of income and expense for the Property being borne by Purchaser from and after (and including) the Closing Date:  Tenant Receivables (defined below) and other income and rents that have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under Service Contracts; accrued operating expenses; real and personal ad valorem taxes (“Taxes”); and any assessments by private covenant for the then-current calendar year of Closing.  Specifically, the following shall apply to such prorations and to post-Closing collections of Tenant Receivables:

8.1.1        Taxes.  If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing.  Any additional Taxes relating to the year of Closing or prior years arising out of a change in the use of the Real Property or a change in ownership shall be assumed by Purchaser effective as of Closing and paid by Purchaser when due and payable, and Purchaser shall indemnify Seller from and against any and all such Taxes, which indemnification obligation shall survive the Closing.  If Taxes for the year of Closing are due and owing at the time of Closing, Seller’s and Purchaser’s prorated portions of Taxes shall be paid by Escrow Agent to the local taxing authorities as of the Closing Date.

8.1.2        Utilities.  Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies.  Seller shall ensure that all utility meters are read as of the Closing Date.  Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

8.1.3        Tenant Receivables.  Rents due from tenants under Leases and from tenants or licensees under License Agreements and operating expenses and/or taxes payable by tenants under Leases (collectively, “Tenant Receivables”) and not collected by Seller as of Closing shall not be prorated between Seller and Purchaser at Closing but shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows:

(a)           Tenant Receivables and other income received from tenants under Leases and/or tenants or licensees under License Agreements after Closing shall be applied in the following order of priority:  (1) first, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date as set forth in Section 8.1 hereof (with Seller’s portion thereof to be delivered to Seller); (2) second, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Purchaser; (3) third, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before Closing, including, without limitation, the Tenant Receivables described in Section 8.1.3(b) below (collectively, “Unbilled Tenant Receivables”), which amount shall be delivered to Seller; and (4) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, “Uncollected Delinquent Tenant Receivables”), which amount shall be delivered to Seller.  Notwithstanding the foregoing, Seller shall have the right to pursue the collection of Uncollected Delinquent Tenant Receivables for a period of one year after Closing without prejudice to Seller’s rights or Purchaser’s obligations hereunder, provided, however, Seller shall have no right to cause any such tenant or licensee to be evicted or to exercise any other “landlord” remedy (as set forth in such tenant’s Lease or licensee’s License Agreement) against such tenant other than to sue for collection.  Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of such past due rents payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within ten Business Days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys’ fees, court costs and disbursements, if any.  Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten Business Days after receipt thereof.  With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due.  The provisions of this Section 8.1.3(a) shall survive the Closing.

(b)           If the final reconciliation or determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Seller to Purchaser, said amount shall be paid by Seller to Purchaser within ten Business Days of such final determination under the Leases.  If the final determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall, within ten Business Days of such final determination, remit said amount to Seller.  Purchaser agrees to receive and hold any monies received on account of such past due expenses and/or taxes in trust for Seller and to pay same promptly to Seller as aforesaid.  The provisions of this Section 8.1.3(b) shall survive the Closing.

8.2           Leasing Costs.  Seller agrees to pay or discharge at or prior to Closing all leasing commissions, costs for tenant improvements, lease buyout costs, moving allowances, design allowances, legal fees and other costs, expenses and allowances incurred in order to induce a tenant to enter into a Lease or Lease renewal or extension or to induce a licensee to enter into a License Agreement (collectively, “Leasing Costs”) that are due and payable prior to Closing with respect to Leases and License Agreements in force as of or prior to the Effective Date; provided, however, that Seller shall have no obligation to pay, and as of Closing Purchaser shall assume the obligation to pay, all Leasing Costs payable with respect to any option to renew or option to expand that has not been exercised prior to the Effective Date, which obligation shall survive the Closing.  Additionally, as of Closing, Purchaser shall assume Seller’s obligations for (a) Leasing Costs that are due and payable after Closing with respect to Leases and License Agreements in force as of or prior to the Effective Date, and (b) Leasing Costs incurred with respect to Leases and Lease renewals and extensions and License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date.  Notwithstanding this Section 8.2, (1) Purchaser shall pay all costs with respect to the pending lease amendment for Matheson Tri-Gas, Inc. (“Matheson”), and (2) if any abated Basic Rent remains pursuant to the terms of Exhibit J to the Lease Agreement dated as of May 17, 2006, between Seller, as landlord, and Matheson, as tenant, then Seller shall credit Purchaser at Closing for the amount of the remaining abated Basic Rent.

8.3           Closing Costs.  Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

8.4           Final Adjustment After Closing.  If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing.  Payments in connection with the final adjustment shall be due within 30 days of written notice.  All such rights and obligations shall survive the Closing.

8.5           Tenant Deposits.  All tenant and licensee security deposits collected and not applied by Seller (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing.  As of the Closing, Purchaser shall assume Seller’s obligations related to tenant and licensee security deposits, but only to the extent they are credited or transferred to Purchaser.

8.6           Commissions.  Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker.  Broker may share its commission with any other licensed broker involved in this transaction, but the payment of the commission by Seller to Broker shall fully satisfy any obligations of Seller to pay a commission hereunder.  Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person.  Any cooperating broker shall not be an affiliate, subsidiary or related in any way to Purchaser.  Other than as stated above in this Section 8.6, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable.  This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the Closing.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1           Seller’s Representations and Warranties.  Seller represents and warrants to Purchaser that:

9.1.1        Organization and Authority.  Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed.  Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

9.1.2        Conflicts and Pending Actions.  There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Agreement.  To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.

9.1.3        Tenant Leases.  As of the Effective Date, Exhibit H lists all tenants of the Property and the Lease Files include leases and amendments.

9.1.4        Service Contracts and License Agreements.  Exhibit J lists all of the Service Contracts and Licenses for the Property.

9.1.5        No Condemnation.  Seller has received no written notification of any pending condemnation, expropriation, eminent domain, litigation, administrative action or other legal proceeding affecting all or any portion of the Property, and Seller has no knowledge that any such proceeding is contemplated.

9.1.6        Prohibited Persons and Transactions.  Seller represents and warrants to Purchaser that, to Seller’s knowledge, Seller is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

9.1.7        Notices from Governmental Authorities.  Other than the Association Estoppel, to Seller’s knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected in the Property Information or otherwise disclosed in writing to Purchaser.

9.1.8        Leasing Commissions.  All commissions due and payable for the current lease terms of existing leases under those certain leasing commission agreements listed on Exhibit F to Exhibit C of this Agreement (the Bill of Sale, Assignment and Assumption of Leases and Contracts) have been paid or will be paid at closing.

9.2           Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller that:

9.2.1        Organization and Authority.  Purchaser has been duly organized and is validly existing as a limited liability company in good standing in the State of Delaware and is qualified to do business in the state in which the Real Property is located.  Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

9.2.2        Conflicts and Pending Action.  There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement.  There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.2.3        ERISA.  Purchaser is not an employee benefit plan (a “Plan”) subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”): assets being used to acquire the Property are not “plan assets” within the meaning of Section 3(42) of ERISA; to Purchaser’s knowledge, Purchaser is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) with respect to any Plan that is an investor in Seller, and Purchaser’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

9.2.4        Prohibited Persons and Transactions.  Purchaser represents and warrants to Seller that, to Purchaser’s knowledge, Purchaser is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

9.3           Survival of Representations and Warranties.  The representations and warranties set forth in this Article 9 are made as of the Effective Date and, except in the case of Sections 9.1.2 and 9.1.7 or as provided in Section 7.2.1(a), are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one year (the “Survival Period”); provided, however, that such representations and warranties shall automatically terminate if prior to the Closing, Purchaser assigns this Agreement in violation of Section 12.1.  Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of J. Coe Juracek (“Seller’s Representatives”), without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s Representatives, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein.  Seller hereby represents to Purchaser that the person named in the preceding sentence is the person within Seller’s organization most likely to have knowledge of the matters set forth in this Article 9.  Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry.  No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.  Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions:  (1) the party bringing the action for breach first learns of the breach after Closing and gives written notice of such breach to the other party before the end of the Survival Period and files such action on or before the first day following the second anniversary of the Closing Date, and (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000, and then only to the extent of such excess.  Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had knowledge as of Closing.  Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser will be limited to $250,000.  The provisions of this Section 9.3 shall survive the Closing.  Any breach of a representation or warranty or covenant that occurs prior to Closing shall be governed by Article 10.

ARTICLE 10

DEFAULT AND REMEDIES

10.1         Seller’s Remedies.  If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) Business Day after written notice thereof from Seller or the Closing Date (except no notice or cure period shall apply if Purchaser fails to consummate the purchase of the Property hereunder), Seller shall be entitled, as its sole remedy (except as provided in Sections 4.10, 8.6, 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder.  Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain.  Notwithstanding anything in this Section 10.1 or in Exhibit I to the contrary, in the event of Purchaser’s default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, and in said event Seller shall not be required to submit such matter to arbitration as contemplated by Exhibit I.  In all other events Seller’s remedies shall be limited to those described in this Section 10.1 and Sections 4.10, 8.6, 10.3 and 10.4 hereof.  If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement.

10.2         Purchaser’s Remedies.  If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) Business Day after written notice thereof from Purchaser or the Closing Date (Purchaser hereby agreeing to give such written notice to Seller within one Business Day after

Purchaser first learns of any such default or breach by Seller, except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Purchaser shall elect, as its sole remedy, either to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, (b) enforce specific performance to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price.  Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten Business Days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two months following the scheduled Closing Date.  Purchaser’s remedies shall be limited to those described in this Section 10.2 and Sections 10.3 and 10.4 hereof.  IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

10.3         Attorneys’ Fees.  In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such claims.

10.4         Other Expenses.  If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

ARTICLE 11

DISCLAIMERS, RELEASE AND INDEMNITY

11.1         Disclaimers By Seller.  Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Seller’s agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title (other than Seller’s special warranty of title to be contained in the Deed), (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Information, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

11.2         Sale “As Is, Where Is”.  Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing.  Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.  Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller.  Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same.  By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement.  Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser’s inspections and investigations except as set forth in this Agreement.  Purchaser hereby represents and warrants to Seller that:  (a) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (b) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser’s residence.  Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller.

11.3         Seller Released from Liability.  Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability, including without limitation, liabilities and responsibilities for the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date, and liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property).  Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property, including, without limitation, the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date.  Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

11.4         “Hazardous Materials” Defined.  For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

11.5         Indemnity.  Purchaser agrees to indemnify, defend and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature that relate to an act, event or condition that first occurred on or after Closing as the result of an act or omission.  Seller agrees to indemnify, defend and hold Purchaser harmless for and from any and all liabilities, claims, demands and expenses of any kind or nature asserted by third parties that relate to an act, event or condition that first occurred prior to Closing as the result of an act or omission by Seller, subject to the provisions of this Agreement and the documents executed in connection with the Closing, including, without limitation, Article 9 and Article 11 hereof.

11.6         Survival.  The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed.

Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE 12

MISCELLANEOUS

12.1         Parties Bound; Assignment.  This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto.  Purchaser may assign its rights under this Agreement, without the consent of Seller, upon the following conditions:  (a) the assignee of Purchaser must be an Affiliate of Purchaser (the term “Affiliate” shall mean (1) an entity that controls, is controlled by, or is under common control with Purchaser; (2) any partnership in which Purchaser or Purchaser’s controlling member is the general partner; or (3) any fund or entity sponsored by Purchaser, (b) all of the Earnest Money must have been delivered in accordance herewith, (c) the Inspection Period shall be deemed to have ended, (d) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, (e) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller prior to Closing, and (f)  the requirements in Section 12.17 are satisfied.

12.2         Headings.  The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.3         Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

12.4         Governing Law.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

12.5         Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

12.6         Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.  All Exhibits hereto are incorporated herein by this reference for all purposes.

12.7         Time.  Time is of the essence in the performance of this Agreement.

12.8         Confidentiality.  Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section 4.7, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser.  Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any and all obligations of confidentiality contained herein and therein (the “Confidentiality Obligations”), as they relate to the transactions and events contemplated by this Agreement (collectively, the “Transaction”), shall not apply to the “structure or tax aspects” (as that phrase is used in Section 1.6011-4(b)(3) [or any successor provision] of the Treasury Regulations [the “Confidentiality Regulation”] promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of the Transaction; provided, however, that the Confidentiality Obligations nevertheless shall apply at a given time to any and all items of information not required to be freely disclosable at such time in order for the Transaction not to be treated as “offered under conditions of confidentiality” within the meaning of the Confidentiality Regulation.  In no event shall Purchaser disclose the Purchase Price or other economic terms of this Agreement to any party other than its Permitted Outside Parties before or following the Closing, except to the extent required by applicable law or to Purchaser’s investors, potential investors or their representatives.

12.9         No Electronic Transactions.  The parties hereby acknowledge and agree this Agreement shall not be executed, entered into, altered, amended or modified by electronic means.  Without limiting the generality of the foregoing, the parties hereby agree the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in the “Notices” Section of this Agreement.

12.10       Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3.  Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this Section 12.10, or (e) by electronic mail addressed to the electronic mail address set forth in Section 1.3 for the party to be notified with a confirmation copy delivered by another method permitted under this Section 12.10.  Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee (even if such addressee refuses delivery thereof).  Notice given by electronic mail in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address.  Except for facsimile and electronic mail notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means.  In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.  Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

12.11       Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.12       Calculation of Time Periods; Business Day.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.  As used herein, the term “Business Day” means any day that is not a Saturday, Sunday or legal holiday for national banks in the city in which the Real Property is located.

12.13       Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile.

12.14       No Recordation.  Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof.  In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, and Purchaser’s obligations pursuant to this Section 12.14 shall survive any termination of this Agreement as a surviving obligation.

12.15       Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

12.16       Discharge of Obligations.  The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

12.17       ERISA.  Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller’s sale of the Property to such person or entity would, in the reasonable opinion of Seller’s ERISA advisors or consultants, create or otherwise cause a “prohibited transaction” under ERISA.  In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a “prohibited transaction” under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

12.18       No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser’s indemnity obligation under Section 4.10 hereof.

12.19       Reporting Person.  Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

12.20       Mandatory Arbitration.  The parties have agreed to submit disputes to mandatory arbitration in accordance with the provisions of Exhibit I hereto and made a part hereof for all purposes.  Each of Seller and Purchaser waives the right to commence an action in connection with this Agreement in any court and expressly agrees to be bound by the decision of the arbitrator determined in Exhibit I.  The waiver of this Section 12.20 will not prevent Seller or Purchaser from commencing an action in any court for the sole purposes of enforcing the obligation of the other party to submit to binding arbitration or the enforcement of an award granted by arbitration herein or as expressly permitted by Section 10.1 hereof.  The terms of this Section 12.20 shall survive (a) the termination of this Agreement, and (b) the Closing.

12.21       Upfront Fees.  Purchaser acknowledges that Seller is currently in negotiations for an oil and gas lease with Cimmaron Field Services, Inc. to encumber the Land (the “Oil Lease”).  Seller shall be entitled to 100% of the $68,962.46 cash bonus referenced in Section 1 of the Oil Lease (the “Cash Bonus”), notwithstanding Section 8.1.3 hereof.  Purchaser shall be entitled to all other payments, fees and royalties under the Oil Lease.  If the Oil Lease is not signed until after the Closing Date and Purchaser receives the Cash Bonus, Purchaser shall deliver the Cash Bonus to Seller within five Business Days following Purchaser’s receipt thereof.  Notwithstanding anything in this Agreement to the contrary, Purchaser shall have the right to approve the Oil Lease as to form and content prior to its execution, which approval shall not be unreasonably withheld, conditioned or delayed.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
CFH REALTY II/LAS COLINAS COMMONS, L.P.
AND
HARVARD PROPERTY TRUST, LLC
d/b/a BEHRINGER HARVARD FUNDS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership
Date executed by Seller	By:	CFH Realty II/Las Colinas Commons GP, L.L.C., a Texas limited liability company, its general partner
, 2006	By:	Crow Holdings Managers, L.L.C., a Texas limited liability company, its manager

By:
Name:
Title:

PURCHASER:

HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds
Date executed by Purchaser
By:
, 2006	Name:
Title:

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

LANDAMERICA/COMMONWEALTH TITLE OF DALLAS

Date executed by Escrow Agent	By:
Name:
, 2006	Title:

LIST OF EXHIBITS

Exhibit A	-	Legal Description of Land

Exhibit B	-	Special Warranty Deed

Exhibit C	-	Bill of Sale, Assignment and Assumption of Leases and Contracts

Exhibit D	-	FIRPTA Certificate

Exhibit E	-	ERISA Letter

Exhibit F	-	Notice to Tenants

Exhibit G	-	Tenant Estoppel Certificate

Exhibit H	-	List of Tenants

Exhibit I	-	Mandatory Arbitration

Exhibit J	-	Service Contracts and Licenses

Exhibit A

LEGAL DESCRIPTION OF LAND

Lot 2R, Block 1, NEC Addition, City of Irving, Dallas County, Texas, as reflected in a plat recorded in Volume 87100, Page 5908, of the Real Estate Records of Dallas County, Texas.

A-1

Exhibit B

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership (“Grantor”), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds (“Grantee”), the tract or parcel of land in Dallas County, Texas, described in Exhibit A, together with all improvements located on such land and all rights, titles, and interests appurtenant thereto including, without limitation, Grantor’s interest, if any, in any and all adjacent streets, alleys, rights of way and any adjacent strips and gores (such land, improvements and interests are hereinafter collectively referred to as the “Property”).

This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey of the Property would show, together with the matters described in Exhibit B hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property (hereinafter referred to collectively as the “Permitted Exceptions”).

Grantee acknowledges that Grantee has independently and personally inspected the Property.  The Property is hereby conveyed to and accepted by Grantee in its present condition, “AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, except as otherwise set forth herein or in that certain Purchase and Sale Agreement dated as of                             , by and between Grantor and Harvard Property Trust, LLC (the “Sale Agreement”).”  Notwithstanding anything contained herein to the contrary, except as set forth herein or in the Sale Agreement, it is understood and agreed that Grantor and Grantor’s agents or employees have never made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title (other than Grantor’s warranty of title set forth herein), (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials (as defined in the Sale Agreement) in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all Regulation federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Information, (s) tax consequences, or (t) any other matter or thing with respect to the Property.  EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE SALE AGREEMENT, GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO GRANTEE, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY.  GRANTEE IS RELYING ON ITS INVESTIGATIONS OF THE PROPERTY IN DETERMINING WHETHER TO ACQUIRE IT.  THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL PART OF THE CONSIDERATION FOR GRANTOR EXECUTING THIS SPECIAL WARRANTY DEED, AND SHALL SURVIVE CLOSING.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Exceptions.

Grantee’s address is:

EXECUTED as of                                  , 2006.

CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership
By:	CFH Realty II/Las Colinas Commons GP, L.L.C., a Texas limited liability company, its general partner
	By:	Crow Holdings Managers, L.L.C., a Texas limited liability company, its manager

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on                               , 2006, by                                                            ,                                             of Crow Holdings Managers, L.L.C., a

Texas limited liability company, manager of CFH Realty II/Las Colinas Commons GP, L.L.C., a Texas limited liability company, general partner of CFH Realty II/Las Colinas Commons, L.P., a Texas limited partnership, on behalf of said limited liability companies and limited partnership.

Notary Public, State of Texas

EXHIBIT A

Lot 2R, Block 1, NEC Addition, City of Irving, Dallas County, Texas, as reflected in a plat recorded in Volume 87100, Page 5908, of the Real Estate Records of Dallas County, Texas.

EXHIBIT B

[Permitted Exceptions]

Exhibit C

BILL OF SALE, ASSIGNMENT AND ASSUMPTION
OF LEASES AND CONTRACTS
Las Colinas Commons

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Bill of Sale”) is made as of the           day of                        , 2006, by and between CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership (“Assignor”), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.             Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a)           All right, title and interest of Assignor in and to all tangible personal property (“Personalty”) set forth in the inventory on Exhibit A hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Dallas, State of Texas, as more particularly described in Exhibit B hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property under the Tenant Leases (as defined below).

(b)           All right title and interest of Assignor in and to:  (i) all warranties and guaranties (express or implied) issued to Assignor in connection with the Real Property or the Personalty; (ii) all licenses, permits, certificates of occupancy and other consents or approvals from governmental authorities or private parties which relate to the Real Property, or the Personalty; (iii) all other intangible property associated with the use or operation of the Real Property or the Personalty, including specifically, without limitation, any and all other trade names or logos used by Assignor in the operation of the Real Property or the Personalty; and (iv) all plans, specifications, drawings, reports, studies, books, records and other documents pertaining to the Real Property or the Personalty (“Intangibles”).

(c)           All right, title and interest of Assignor in and to those certain leases described on Exhibit C hereto and made a part hereof (the “Tenant Leases”), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.

(d)           To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit D hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

(e)           All right, title and interest of Assignor in and to those agreements set forth on Exhibit E hereto and made a part hereof (the “License Agreements”).

2.             This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of December 18, 2006, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty, the Intangibles, the Tenant Leases, the License Agreements and the Contracts.

3.             As set forth in Article 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE.

4.             Assignee hereby accepts the assignment of the Personalty, the Intangibles, the Tenant Leases, the Contracts and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder from and after the date hereof, including, without limitation, the obligations and duties of Assignor relating to any tenant deposits for which Assignee received a credit from Assignor pursuant to the Purchase Agreement, and (b) all of the lessor’s obligations under the Tenant Leases relating to the physical, environmental or legal compliance status of the Real Property, whether arising before or after the date hereof.  Additionally, but without limiting the generality of the foregoing, Assignee agrees to assume and discharge all leasing commissions, costs for tenant improvements, legal fees and other costs and expenses incurred with respect to Tenant Leases and Tenant Lease renewals and extensions and License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date of the Agreement and those set forth on Exhibit F hereto.  Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations.

5.             Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Tenant Leases, Contracts or License Agreements, to the extent accruing prior to the date hereof, excluding all of the lessor’s obligations under the Tenant Leases relating to the physical, environmental or legal compliance status of the Real Property (whether accruing before or after the date hereof).

6.             This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

CFH REALTY II/LAS COLINAS COMMONS, L.P.,
a Texas limited partnership
By:	CFH Realty II/Las Colinas Commons GP, L.L.C., a Texas limited liability company, its general partner
	By:	Crow Holdings Managers, L.L.C., a Texas limited liability company, its manager

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on                  , 2006, by                                                         ,                                    of Crow Holdings Managers, L.L.C., a Texas limited liability company, manager of CFH Realty II/Las Colinas Commons GP, L.L.C., a Texas limited liability company, general partner of CFH Realty II/Las Colinas Commons, L.P., a Texas limited partnership, on behalf of said limited liability companies and limited partnership.

Notary Public, State of Texas

ASSIGNEE:

HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds

By:
Name:
Title:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                       , 2006, by                                                                ,                                          of Harvard Property Trust, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public, State of

Exhibit A	Personalty
Exhibit B	Real Property
Exhibit C	Tenant Leases
Exhibit D	Contracts
Exhibit E	License Agreements
Exhibit F	Lease Costs and Expenses

Exhibit F shall include the following commission agreements:

1.             Commission Agreement dated October 20, 2004 between Seller, as owner, and CB Richard Ellis, Inc., as broker, regarding ATX Group, Inc.

2.             Commission Agreement dated April 4, 2001 between Seller, as owner, and Solendar/Hall, Inc., as broker, regarding YMCA of Metropolitan Dallas.

3.             Commission Agreement dated July 2, 2003 between Seller, as owner, and Trammell Crow Brokerage Services, Ltd., as broker, regarding First Horizon Home Loan Corporation.

4.             Commission Agreement dated May 26, 2006 between Seller, as owner, and The Staubach Company-Southwest, Inc., as broker, regarding Matheson Tri-Gas, Inc.

Exhibit D

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by Crow Holdings Realty Partners II, L.P., a Delaware limited partnership (“Transferor”), the beneficial owner of CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership (U.S. employer identification number                                       ), the undersigned, in his capacity as Vice President of Crow Holdings Managers, L.L.C., but not individually, hereby certifies to Transferee the following on behalf of Transferor:

1.             Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.             Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.             Transferor’s U.S. employer identification number is                       ; and

4.             Transferor’s office address is c/o Crow Holdings, 2100 McKinney Avenue, Suite 700, Dallas, Texas  75201.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of , 2006.

CROW HOLDINGS REALTY PARTNERS II, L.P., a Delaware limited partnership
By:	Crow Holdings Realty Advisors II, L.P., a Delaware limited partnership, its general partner
	By:	Crow Holdings Realty Management II, L.P., a Texas limited partnership, its general partner
		By:	Crow Holdings Managers, L.L.C., a Texas limited liability company, its general partner

By:
Dan Feeney, Vice President
Date:

D-1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on                                  , 2006, by Dan Feeney, Vice President of Crow Holdings Managers, L.L.C., a Texas limited liability company and general partner of Crow Holdings Realty Management II, L.P., a Texas limited partnership and general partner of Crow Holdings Realty Advisors II, L.P., a Delaware limited partnership and general partner of Crow Holdings Realty Partners II, L.P., a Delaware limited partnership liability on behalf of said limited partnerships and said limited liability company.

SWORN TO AND SUBSCRIBED BEFORE ME by                                                                     on                                , 2006.

Notary Public, State of Texas

D-2

Exhibit E

ERISA LETTER

                                  , 2006

CFH Realty II/Las Colinas Commons, L.P.
c/o Crow Holdings
2100 McKinney Avenue, Suite 700
Dallas, Texas  75201
Attn: Coe Juracek

Re:                               Acquisition of Las Colinas Commons in Irving, Texas

Ladies and Gentlemen:

The undersigned represents to you that HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds, or any affiliates thereof, or any firm, person or entity providing financing for the purchase of the entire interest of CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership, in the above-described property (the “Property”) are not using the “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in the performance or discharge of its obligations under that certain Purchase and Sale Agreement dated December 18, 2006, with respect to the Property by and between CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership, as Seller, and the undersigned, as Purchaser, including the acquisition of the Property.

Very truly yours,

HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds

By:
Name:
Title:

E-1

Exhibit F

NOTICE TO TENANTS

                                     ,

Dear Tenant:

You are hereby notified that CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership (“Seller”), the current owner of Las Colinas Commons in Irving, Texas (the “Property”) and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds (“New Owner”), as of the above date.  In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $                      (the “Security Deposit”) to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) from and after such date.  New Owner acknowledges that New Owner has received and is responsible for the Security Deposit.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns.  Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

F-1

Very truly yours,

CFH REALTY II/LAS COLINAS COMMONS, L.P., a Texas limited partnership
By:	CFH Realty II/Las Colinas Commons GP, L.L.C., a Texas limited liability company, its general partner
	By:	Crow Holdings Managers, L.L.C., a Texas limited liability company, its manager

By:
Name:
Title:

NEW OWNER:

HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds

By:
Name:
Title:

F-2

Exhibit G

TENANT ESTOPPEL CERTIFICATE

[Address of Buyer]

RE:                                 [Name and Address of Property]

Gentlemen:

Reference is made to that certain [Lease Agreement] dated as of                                 ,             between                                                       , a                            , as landlord (“Landlord”), and the undersigned, as tenant (“Tenant”), demising premises at the captioned address more particularly described in the Lease (the “Premises”). The lease, together with all amendments thereto listed in Schedule 1 attached hereto, is herein referred to as the “Lease”. Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

1.             Attached hereto as Schedule 1 is a list of all amendments to the Lease and any other agreements setting forth the terms and conditions under which Tenant occupies or uses the Premises or other facilities in or relating to the Building.

2.             The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1.  There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease.

3.             The undersigned is the Tenant under the Lease for space at the Premises covering                        rentable square feet. The term of the Lease commenced on                                          , and expires on                             , subject to any rights of Tenant to extend the term as provided therein.  The base rent presently being charged is $                          .  All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including                      , 200  .  No rental, other than for the current month, has been paid in advance.  In addition to the fixed minimum Basic Rent, the Tenant pays its Proportionate Share of Taxes with a Base Tax Year of                             and Additional Rent with an Expense Stop of Operating Costs for the calendar year                  .

4.             Tenant has paid to Landlord a security deposit in the amount of $                                             .  To Tenant’s knowledge, Tenant has no claim against Landlord for any other security, rental, cleaning access card, key or other deposits or any prepaid rentals.

5.             (1) Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor, to Tenant’s knowledge, does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default; and (2) all conditions under the Lease to be performed by Landlord have been satisfied.  Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to

Tenant’s satisfaction. Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.

6.             To Tenant’s knowledge, there currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant’s knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

7.             Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.  Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease.  Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

8.             To Tenant’s knowledge, Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default.  Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

9.             The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease other than to the holder of any first mortgage on the captioned property.

10.           There are no liens recorded against the Premises with respect to work performed by or on behalf of Tenant or materials supplied to the demised property.

11.           Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Premises. For purposes hereof, the term “Benefited Parties” means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Premises.

Very truly yours,

, a

By:
Name:
Title:

JOINDER OF GUARANTOR

The undersigned joins in the execution of this Estoppel Certificate for the purpose of confirming to and for the benefit of the Benefited Parties (a) that the guaranty of Tenant’s obligations under the Lease executed by the undersigned remain in full force and effect, and (b) that the undersigned has no defenses or offsets to its obligations under the guaranty of the Lease executed by the undersigned. The undersigned understands that the Benefited Parties will rely upon the foregoing confirmations.

, a

By:
Name:
Title:

Schedule 1

List of Amendments to Lease and Related Agreements

Exhibit H

LIST OF TENANTS

1.             First Horizon

2.             Matheson Tri-Gas

3.             YMCA

4.             ATX Technologies

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Exhibit I

MANDATORY ARBITRATION

The parties have agreed to submit disputes to mandatory arbitration in accordance with the following provisions:

1.             Arbitration.

(a)           General.  Any dispute among Seller and Purchaser as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder shall be resolved through binding arbitration as hereinafter provided in Dallas, Texas.

(b)           Selection of Arbitrator.  If arbitration is required to resolve a dispute among Seller and Purchaser, either Seller or Purchaser may select one person to act as the arbitrator for resolution of the dispute (the first party to give written notice of its proposed arbitrator to the other party hereto shall be the “Initiating Party”).  The person so selected by the Initiating Party (i) shall not be an affiliate of any party to the dispute in question, and (ii) shall have his name on a list of arbitrators approved by the American Arbitration Association (“AAA”), Judicial Arbitration and Mediation Services, Inc. or another entity then active in arbitration.  The Initiating Party shall give written notice to the other party hereto specifying the person selected by the Initiating Party to act as the arbitrator for resolution of that dispute.  The other party hereto shall have the right to object to the qualifications or independence of the person so selected by the Initiating Party to act as the arbitrator for resolution of that dispute.  If, within ten Business Days after the Initiating Party gives written notice specifying the person selected by the Initiating Party to act as arbitrator, the Initiating Party has not received a writing from the other party hereto objecting to the qualifications or independence of the person so selected by the Initiating Party, the person selected by the Initiating Party shall act as the arbitrator for resolution of the dispute in question.  If, within ten Business Days after the Initiating Party gives written notice specifying the person selected by the Initiating Party to act as arbitrator, the Initiating Party receives a writing from the other party hereto objecting to the qualifications or independence of the person so selected by the Initiating Party, the person so selected by the Initiating Party shall not serve as the arbitrator for resolution of the dispute, and if the parties have not mutually otherwise agreed on an arbitrator within five Business Days after written notice of the objection, either party hereto may request the Dallas office of the AAA to select one person to act as the arbitrator for resolution of the dispute.

(c)           Rules of Arbitration.  The arbitrator selected pursuant to Section 1(b) above will establish the rules for proceeding with the arbitration of the dispute, which will be binding upon all parties to the arbitration proceeding.  The arbitrator may use the rules of AAA for commercial arbitration but is encouraged to adopt the rules the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible.  Accordingly, the arbitrator may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) accept evidence of property values without formal appraisals and upon such information provided by Seller and Purchaser or other persons and otherwise minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research the issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party’s case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (v) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible.  In any event, the arbitrator (A) shall permit each side no more than two depositions (including any deposition of experts), which depositions may not exceed four hours each, one set of ten interrogatories (inclusive of

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sub-parts) and one set of five document requests (inclusive of sub-parts), (B) shall not permit any requests for admissions, (C) shall limit the hearing, if any, to two days, and (D) shall render his or her decision within 60 days of the filing of the arbitration.

(d)           Costs of Arbitration.  The arbitrator will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for its attorneys, advisors and consultants.

(e)           Award of Arbitrator.  Any award made by the arbitrator shall be binding on Seller, Purchaser and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

(f)            Governing Law; Actual Damages; Etc.  In reaching any determination or award, the arbitrator will apply the laws of the state in which the Property is located.  Except as permitted under Section 1(d) above, the arbitrator’s award will be limited to actual damages and will not include punitive or exemplary damages.  Nothing contained in this Agreement will be deemed to give the arbitrator any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.  All privileges under state and federal law, including, without limitation, attorney-client, work product and party communication privileges, shall be preserved and protected.  All experts engaged by a party must be disclosed to the other party within 14 days after the date of notice and demand for arbitration is given.

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Exhibit J

SERVICE CONTRACTS AND LICENSES

1.	Air Performance Services, Inc.

2.	All Star Power Sweet, Ltd.

3.	Caremast

4.	Myers Pest Control

5.	Thyssen Knepp

6.	Standard Waste

7.	Four Leaf Landscape

8.	Reliant Energy Retail Services, LLC

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